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                            MORGAN STANLEY FUND, INC.


                                     FORM OF
                   SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                     Morgan Stanley Aggressive Equity Fund


     Supplement to Investment Advisory Agreement (the "Agreement") dated as of _____________, 1995 between Morgan Stanley Fund, Inc. (the "Fund"), and Morgan Stanley Asset Management Inc. ("MSAM" or the "Adviser").

                                    RECITALS

     The Fund has executed and delivered the Agreement, dated as of November 17, 1992, between the Fund and the Adviser. The Agreement sets forth the rights and obligations of the parties with respect to the management of the Investment Funds of the Fund. The Fund has created one additional investment fund: Morgan Stanley Aggressive Equity Fund (the "Additional Fund").

                                   AGREEMENTS

     NOW, therefore, the parties agree as follows:

     Schedule A to the Agreement is hereby amended to include the following information:

                                                      Annual
          Investment Fund                         Percentage Rate
          ---------------                         ---------------

          Aggressive Equity Fund

     This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     The parties listed below have executed this Supplement as of the ___th day of _____________, 1995.

                                   MORGAN STANLEY ASSET
                                   MANAGEMENT INC.

                                   By:___________________
                                   Name:
                                   Title:


                                   MORGAN STANLEY FUND, INC.

                                   By:____________________
                                   Name:
                                   Title: